Exhibit 23(a)








             Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309, 333-53333 and 333-53337), on
Form S-3 (Nos. 333-31043 and 333-93769), and on Form S-4
(No. 333-60809) of UniSource Energy Corporation of our report dated February 2, 2000 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-65143) of Tucson Electric Power Company of our report dated February 2, 2000 relating to the financial statements, which appears in this Form 10-K.





PricewaterhouseCoopers LLP
Los Angeles, California
March 3, 2000